Exhibit 23.1

Consent of Independent Auditors



Board of Directors
German American Bancorp
Jasper, Indiana


We consent to the incorporation by reference in this Registration Statement of German American Bancorp on Form S-8 of our Independent Auditor's Report dated February 11, 1999, on the consolidated financial statements of German American Bancorp as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.




                                   Crowe, Chizek and Company LLP

June 11, 1999
Indianapolis, Indiana